                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Molecular Devices Corporation
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                     (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1. Title of each class of securities to which transaction applies:


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2. Aggregate number of securities to which transaction applies:


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3. Per unit price or other underlying value of transaction computed pursuant to
   Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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4. Proposed maximum aggregate value of transaction:


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5. Total fee paid:


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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6. Amount Previously Paid:


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7. Form, Schedule or Registration Statement No.:

Definitive 14A
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8. Filing Party:

Molecular Devices Corporation
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9.      Date Filed:

April 25, 2000
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

                         MOLECULAR DEVICES CORPORATION
                               1311 ORLEANS DRIVE
                              SUNNYVALE, CA 94089
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2000

TO THE STOCKHOLDERS OF MOLECULAR DEVICES CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Molecular Devices Corporation, a Delaware corporation (the "Company"), will be held on Thursday, May 25, 2000 at 10:30 a.m. local time at the Company's corporate headquarters, located at 1311 Orleans Drive, Sunnyvale, California 94089 for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 27, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ JAMES C. KITCH

                                          James C. Kitch
                                          Secretary

Sunnyvale, California
April 26, 2000

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                         MOLECULAR DEVICES CORPORATION
                               1311 ORLEANS DRIVE
                          SUNNYVALE, CALIFORNIA 94089
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 25, 2000
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Molecular Devices Corporation, a Delaware corporation ("Molecular Devices" or the "Company"), for use at the Annual Meeting of Stockholders to be held on May 25, 2000, at 10:30 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's corporate headquarters, located at 1311 Orleans Drive, Sunnyvale, California 94089. The Company intends to mail this proxy statement and accompanying proxy card on or about April 26, 2000, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on March 27, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 27, 2000 the Company had outstanding and entitled to vote 9,741,501 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1311 Orleans Drive, Sunnyvale, California 94089, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 21, 2000. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is February 19, 2001. Such proposal or nomination, however, may not be submitted before January 20, 2001. Stockholders are also advised to review the Company's By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are eight nominees for the eight Board positions presently authorized in the Company's By-laws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, all eight directors having been elected by the stockholders.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

                NAME                   AGE     PRINCIPAL OCCUPATION/POSITION HELD WITH THE COMPANY
                ----                   ---     ---------------------------------------------------
Joseph D. Keegan, Ph.D...............  46     President, Chief Executive Officer
Moshe H. Alafi.......................  71     General Partner, Alafi Capital Company
David L. Anderson....................  56     General Partner, Sutter Hill Ventures
A. Blaine Bowman.....................  53     President, Chief Executive Officer, Dionex Corporation
Paul Goddard, Ph.D...................  50     President and Chief Executive Officer, Elan
                                              Pharmaceuticals
Andre F. Marion......................  64     Independent Investor
Harden M. McConnell, Ph.D............  72     Robert Eckles Swain Professor of Physical Chemistry at
                                              Stanford University, Management Consultant
J. Allan Waitz, Ph.D.................  64     Independent Investor

     Joseph D. Keegan, Ph.D., was appointed as President and Chief Executive Officer of the Company effective March 30, 1998. From 1992 to 1998, Dr. Keegan served in various positions at Becton Dickinson and Company, a research and diagnostic company, including the positions of Vice President, Sales and Service, Vice President, General Manager of the Immunocytometry Systems Division and, most recently, President of the Worldwide Tissue Culture Business. From 1987 to 1992, he was employed by LEICA, Inc., a microscope manufacturer, where he held various senior management positions. Dr. Keegan holds a Ph.D. in Chemistry from Stanford University.

     Moshe H. Alafi has been a director of the Company since 1985. Mr. Alafi has been the general partner of Alafi Capital Company since January 1984.

     David L. Anderson has been a director of the Company since 1983. Mr. Anderson has been a managing director of the general partner of Sutter Hill Ventures, a venture capital firm, since 1974. Mr. Anderson is also a director of Dionex Corporation (Dionex), Broadvision and several private corporations.

     A. Blaine Bowman has been a director of the Company since 1985. Mr. Bowman is, and has been since 1980, President, Chief Executive Officer and a director of Dionex.

     Paul Goddard, Ph.D., has been a director of the Company since September 1995. Dr. Goddard has served as President and Chief Executive Officer of Elan Pharmaceuticals, a division of Elan PLC, since 1998. Dr. Goddard served as Chairman, Chief Executive Officer and Director of Neurex Corporation from 1991 through 1998 when Neurex Corporation was acquired by Elan PLC. From 1976 through February 1991, Dr. Goddard was employed by SmithKline Beecham Corp. and its predecessors in various positions, most recently as Senior Vice President and Director, Japan-Pacific. He is also a director of Onyx Pharmaceutical Inc. and was a director of RibiImmunochem Research until October 1999.

     Andre F. Marion has been a director of the Company since September 1995. Mr. Marion was a founder of Applied Biosystems, Inc., and served as its Chief Operating Officer from 1983 to 1986, its President from 1985 to 1993, its Chief Executive Officer from 1986 to 1993 and its Chairman of the Board from 1987 to February 1993, when it merged with the Perkin-Elmer Corporation. Mr. Marion served as Vice President of Perkin-Elmer Corporation and President of its Applied Biosystems Division until his retirement in February 1995. Mr. Marion is presently a management consultant and also a director of Applied Imaging Corp., Cygnus, Inc., Aclara Biosciences, Inc. and several private corporations.

     Harden M. McConnell, Ph.D., founder of the Company, has been a director of and a consultant to the Company since the Company's inception in July 1983. He is the Robert Eckles Swain Professor of Physical Chemistry at Stanford University and a member of the National Academy of Sciences. Dr. McConnell has received many awards in recognition of his scientific work, most recently these include the 1987 Pauling Medal for Chemistry and, in 1988, the National Academy of Sciences Award in Chemical Sciences. Dr. McConnell has also received the Wolf Prize (1984), the Wheland Medal (1988), the National Medal of Science (1989), the Peter Debeye Award in Physical Chemistry (1990) and the Bruker Prize of the Royal Society of Chemistry (1995). Dr. McConnell holds a Ph.D. degree from the California Institute of Technology.

     J. Allan Waitz, Ph.D., has been a director of the Company since 1990. Dr. Waitz is currently retired. Until 1992, Dr. Waitz was President and Chief Executive Officer of DNAX Research Institute of Molecular and Cellular Biology, Inc., a subsidiary of Schering-Plough Corporation. From 1991 through December 1996, Dr. Waitz served as chairperson of the Area Committee on Microbiology of the National Committee for Clinical Laboratory Standards. He is also a director of TerraGen Diversity, Inc.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1999, the Board of Directors held six meetings. The Board of Directors has an Audit Committee and a Compensation Committee. The Company does not have a nominating committee.

     The Audit Committee recommends engagement of the Company's independent auditors, approves services performed by such auditors, and reviews and evaluates the Company's accounting system and its system of internal accounting controls. The Audit Committee is composed of three non-employee directors: Dr. McConnell, Dr. Goddard and Mr. Bowman. It met one time during the fiscal year ended December 31, 1999.

     The Compensation Committee makes recommendations to the Board concerning cash and long-term incentive compensation for employees of the Company. The Compensation Committee also makes recommendations to the Board regarding the number of shares that should be subject to options, the timing of grants of options under the Company's 1995 Stock Option Plan and the number of shares and the timing of offerings of such shares to employees under the Company's 1995 Employee Stock Purchase Plan. The Compensation

Committee is composed of three non-employee directors: Mr. Anderson, Mr. Marion and Dr. Waitz. It met two times during such fiscal year.

     During the fiscal year ended December 31, 1999, all directors except Dr. Goddard, Mr. Bowman and Mr. Alafi attended 75% or more of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young, LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of Ernst & Young, LLP for ratification by the stockholders at the Annual Meeting. Ernst & Young, LLP has audited the Company's financial statements since its inception in 1983. Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young, LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Ernst & Young, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 29, 2000 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and
(iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              -----------------------
                                                              NUMBER OF    PERCENT OF
                  NAME OF BENEFICIAL OWNER                     SHARES        CLASS
                  ------------------------                    ---------    ----------
Kopp Investment Advisors, Inc.(2)...........................  1,878,405       19.3%
  7701 France Ave. South, Ste. 500
  Edina, Minnesota 55435
Chase Manhattan Corporation(2)..............................    985,075       10.1%
  270 Park Avenue, 35th Floor
  New York, New York 10017-2070
Putnam Investments(2).......................................    648,000        6.7%
  One Post Office Square
  Boston, Massachusetts 02109
Pilgrim Baxter & Associates, Ltd.(2)........................    590,900        6.1%
  825 Duportail Road
  Wayne, Pennsylvania 19087
Moshe H. Alafi(3)...........................................    424,840        4.4%
Harden M. McConnell, Ph.D.(4)...............................    356,600        3.7%
David L. Anderson(5)........................................    188,907        1.9%
Joseph D. Keegan, Ph.D.(6)..................................     91,084         **
A. Blaine Bowman(7).........................................     62,000         **
Robert J. Murray(8).........................................     50,759         **
Gillian M.K. Humphries, Ph.D.(9)............................     41,033         **
Paul Goddard, Ph.D.(10).....................................     22,000         **
J. Allan Waitz, Ph.D.(11)...................................     22,000         **
Timothy A. Harkness(12).....................................     19,478         **
Andre F. Marion(13).........................................     16,500         **
Tony M. Lima(14)............................................     10,969         **
John S. Senaldi(15).........................................      8,517         **
All directors and executive officers as a group (13
  persons)(16)..............................................  1,314,687       13.5%

---------------
  ** Less than one percent

 (1) Percentage of beneficial ownership is based on 9,709,971 shares of common stock outstanding as of February 29, 2000, except as otherwise noted in the footnotes. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within 60 days of February 29, 2000 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

 (2) Based on information as of December 31, 1999 reflected in Schedules 13D, 13F and 13G filed with the Securities and Exchange Commission.

 (3) Includes 402,840 shares beneficially owned by Alafi Capital Company, of which Mr. Alafi, a director of the Company, is a general partner, and 22,000 shares that may be acquired within 60 days after February 29, 2000 pursuant to outstanding stock options.

 (4) Includes 351,100 shares held by the Harden M. McConnell and Sophia G. McConnell Trust, of which Dr. McConnell is a co-trustee, and 5,500 shares that may be acquired within 60 days after February 29, 2000 pursuant to outstanding stock options.

 (5) Includes 14,710 shares beneficially owned by Anvest, L.P., of which Mr. Anderson is a general partner, and 22,000 shares that may be acquired within 60 days after February 29, 2000 pursuant to outstanding stock options.

 (6) Includes 71,750 shares that may be acquired within 60 days after February 29, 2000 pursuant to outstanding stock options and periodic stock grants.

 (7) Includes 22,000 shares that may be acquired within 60 days after February 29, 2000 pursuant to outstanding stock options.

 (8) Includes 50,165 shares that may be acquired within 60 days after February 29, 2000 pursuant to outstanding stock options.

 (9) Includes 41,033 shares that may be acquired within 60 days after February 29, 2000 pursuant to outstanding stock options.

(10) Includes 22,000 shares that may be acquired within 60 days after February 29, 2000 pursuant to outstanding stock options.

(11) Includes 22,000 shares that may be acquired within 60 days after February 29, 2000 pursuant to outstanding stock options.

(12) Includes 11,500 shares that may be acquired within 60 days after February 29, 2000 pursuant to outstanding stock options and periodic stock grants.

(13) Includes 16,500 shares that may be acquired within 60 days after February 29, 2000 pursuant to outstanding stock options.

(14) Includes 10,000 shares that may be acquired within 60 days after February 29, 2000 pursuant to outstanding stock options.

(15) Includes 6,200 shares that may be acquired within 60 days after February 29, 2000 pursuant to outstanding stock options, all of which will vest upon a change of control of the Company.

(16) Includes 768,650 shares held by entities affiliated with certain directors and 322,648 shares that certain directors and officers have the right to acquire within 60 days after February 29, 2000 pursuant to the exercise of outstanding stock options and/or periodic stock grant rights. See Footnotes
     (2) through (15).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that a statement of change in beneficial ownership report was filed late by Dr. Keegan. The failure to timely file such report of ownership was due to administrative error and was corrected by the filing of a year-end Form 5.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers and certain key employees of the Company and their ages and positions as of February 29, 2000 are as follows:

                     NAME                       AGE                    POSITION
                     ----                       ---                    --------
Joseph D. Keegan, Ph.D. ......................  46     President, Chief Executive Officer
Timothy A. Harkness...........................  33     Vice President, Chief Financial Officer
Tony M. Lima..................................  41     Vice President, Sales and Service
John S. Senaldi...............................  35     Vice President, Marketing
Robert J. Murray..............................  52     Vice President, Operations
Gillian M.K. Humphries, Ph.D. ................  61     Vice President, Research and Development

     Joseph D. Keegan, Ph.D., has served as our President and Chief Executive Officer since March 1998. From 1992 to 1998, Dr. Keegan served in various positions at Becton Dickinson and Company, a research and diagnostic company, including the positions of Vice President, Sales and Service, Vice President, General Manager of the Immunocytometry Systems Division and, most recently, President of the Worldwide Tissue Culture Business. From 1987 to 1992, he was employed by LEICA, Inc., a microscope manufacturer, where he held various senior management positions. Dr. Keegan holds a Ph.D. in Chemistry from Stanford University.

     Timothy A. Harkness has served as our Vice President, Finance and Chief Financial Officer since July 1998. From 1997 to 1998, Mr. Harkness was Vice President of Business Development at Vivra Specialty Partners, a physician practice management company. Previously, Mr. Harkness was with Montgomery Securities in the Health Care Investment Banking Group from 1994 to 1997 and with Arthur Andersen & Co. from 1989 to 1992. Mr. Harkness holds an MBA from Stanford University Graduate School of Business and is a CPA.

     Tony M. Lima has served as Vice President, in charge of Worldwide Sales and Service, of the Company since July 1998. Previously, Mr. Lima was Manager, Sales and Marketing at Cavro Scientific Instruments during a portion of 1998, President/CEO of Aydius, Inc. from 1996 to 1997, and Vice President, Customer Services of Behring Diagnostics (formerly Syva Company) from May 1995 to March 1996. From 1981 to May 1995 he was employed by Syva Co., a global clinical diagnostics company, where he held various senior management positions in England, Belgium and the United States. Mr. Lima holds a higher TEC Degree in Electronics from Kingston College London, England.

     John S. Senaldi has served as Vice President, in charge of Worldwide Marketing of the Company since August 1998. From 1993 to 1998, Mr. Senaldi served in various management positions at Becton Dickinson and Company, a research and diagnostic company, including the positions of Director of Business Development and Senior Product Manager in both Europe and North America for Becton's Diabetes Healthcare business. Most recently, he was in a Program Management role for Becton's Immunocytometry Systems Division. Prior to joining Becton Dickinson, Mr. Senaldi held various management positions in manufacturing and marketing with General Electric Company's Medical Systems Business Group and in engineering functions with several start-up medical diagnostic companies. Mr. Senaldi holds an MBA from Harvard Business School, an MSEE from Rensselaer Polytechnic Institute and a BS in Engineering from Trinity College.

     Robert J. Murray has served as a Vice President, in charge of Worldwide Operations, since July 1995. Mr. Murray served as the Company's Director of Operations from 1993 to 1995. During 1993, Mr. Murray was a consultant to Tandem Computers, Incorporated, a computer manufacturer. From 1991 to 1993, Mr. Murray was Vice President of Marketing and Manufacturing at Electromer Corporation, an electronic component company, and from 1989 to 1991, was Vice President and General Manager of Comptronix Corp., a contract manufacturing company. Prior to joining Comptronix Corp., Mr. Murray was Vice President of Operations of Gould, Inc., a diversified conglomerate. Mr. Murray holds an MS in Electrical Engineering from San Jose State University and a BS from UC Davis.

     Gillian M.K. Humphries, Ph.D., has served as a Vice President of the Company since March 1990. Dr. Humphries served as a consultant to the Company since its inception in 1983. In 1984, Dr. Humphries joined the Company on a full time basis as a research scientist and, from 1985 to 1990, she served as Director of MAXline and Cytosensor Development. Dr. Humphries holds a Ph.D. in Biochemistry from Stanford University and an MS in Biochemistry from San Jose State University.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     For the year 2000, each member of the Company's Board of Directors will receive $1,000 for each Board meeting attended by such director and $500 for each Board committee meeting attended. In addition, the members of the Board may be reimbursed for out-of-pocket and travel expenses incurred in connection with attendance at Board and committee meetings.

     Since the Company was founded in 1983, Dr. McConnell has provided consulting services to the Company regarding, among other matters, the Company's research and development activities and business strategy. Dr. McConnell is currently paid $5,000 per month for such services.

     During 1995, the Board adopted the 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to provide for the automatic grant of options to purchase shares of Common Stock to non-employee directors of the Company ("Non-Employee Directors"). The maximum number of shares of Common Stock that may be issued pursuant to options granted under the Directors' Plan is 347,500.

     Pursuant to the terms of the Directors' Plan, each Non-Employee Director is automatically granted an option to purchase 16,500 shares of Common Stock on the date of his or her election to the Board. On the date of adoption of the Directors' Plan, each person who was then a Non-Employee Director of the Company was granted an option to purchase 16,500 shares of Common Stock of the Company under the Directors' Plan, at an exercise price of $5.25 per share. Thereafter each Non-Employee Director is automatically granted an option to purchase an additional 16,500 shares of Common Stock under the Directors' Plan upon full vesting of any stock option previously granted to such person under the Directors' Plan. Each newly elected Non-Employee Director is automatically granted an option to purchase 10,000 shares of Common Stock on the date of his or her initial election to the Board and each Non-Employee Director will be granted an option to purchase an additional 4,000 shares of Common Stock immediately following each annual meeting of stockholders. The Company's currently existing non-employee directors will not receive any option grants under the Directors' Plan until September 2001 when their current options under the Directors' Plan fully vest, at which time they will be treated as first-time elected non-employee directors and receive the 10,000 share initial grant at that time, and will receive the 4,000 share grants at the annual meetings of stockholders thereafter.

     Outstanding options under the Directors' Plan will vest over a period of three years from the date of grant in equal annual installments. The exercise price of options granted under the Directors' Plan must equal or exceed the fair market value of the Common Stock on the date of grant. No option granted under the Directors' Plan may be exercised after the expiration of ten years from the date it was granted. Options granted under the Directors' Plan are generally non-transferable. The Board may suspend or terminate the Directors' Plan at any time. In the event of a merger or consolidation, or a reverse merger or reorganization in which the Company is not the surviving corporation, options outstanding under the Directors' Plan will automatically become fully vested and will terminate if not exercised prior to such event. Future option grants under the Directors' Plan will vest over a period of four years from the date of grant.

COMPENSATION OF EXECUTIVE OFFICERS

  Summary of Compensation

     The following table shows for the fiscal years ended December 31, 1997,1998 and 1999, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other five most highly compensated executive officers at December 31, 1999 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                           COMPENSATION
                                                ANNUAL COMPENSATION                           AWARDS
                                                -------------------                  -------------------------
                                                                      RESTRICTED     SECURITIES    ALL OTHER
                                                 SALARY     BONUS        STOCK       UNDERLYING   COMPENSATION
      NAME AND PRINCIPAL POSITION        YEAR     ($)       ($)(1)    AWARD(S)($)    OPTIONS(#)       ($)
      ---------------------------        ----   --------   --------   -----------    ----------   ------------
Joseph D. Keegan, Ph.D.(2).............  1999   $296,670   $165,000          --        50,000       $ 14,540(4)
  President, Chief                       1998    210,015    105,000    $577,500(3)    170,000        163,962(5)
  Executive Officer
Tim Harkness(6)........................  1999    177,083     79,688          --        30,000          1,859(7)
  Vice President, Chief Financial        1998     74,479     35,750    $167,500(8)     75,000         89,124(9)
  Officer
Tony Lima(10)..........................  1999    179,170     71,668          --        30,000          2,100(7)
  Vice President, Sales and Service      1998     76,291     36,619          --        50,000          1,755(7)

John Senaldi(11).......................  1999    164,170     65,668          --        30,000          1,792(7)
  Vice President, Marketing              1998     64,707     31,000    $ 36,875(12)    46,000         31,622(13)

Robert J .Murray.......................  1999    160,683     64,273          --        20,000          2,231(7)
  Vice President, Operations             1998    124,600     50,000          --            --          2,161(7)
                                         1997    118,920     38,649          --        10,000          2,146(7)

Gillian M.K. Humphries, Ph.D. .........  1999    159,591     63,836          --        25,000          3,499(7)
  Vice President, Research and           1998    131,450     63,120          --            --          3,319(7)
  Development                            1997    118,013     38,354          --        16,000          3,210(7)

---------------
 (1) Represents amounts accrued by the Company in 1997, 1998 and 1999, but paid in 1998, 1999 and 2000 at the election of the Company.

 (2) Dr. Keegan has served as President and Chief Executive Officer of the Company since March 1998.

 (3) Consists of an award of 30,000 shares of restricted stock valued at $577,500 on the date of grant.

 (4) Consists of the following payments made by the Company: (i) $1,040 for the taxable portion of group life insurance, (ii) $1,500 for the Company's discretionary contribution to employee's 401(k) account, and (iii) $12,000 for use of automobile by employee.

 (5) Consists of the following payments made by the Company: (i) $150,000 signing bonus upon employment with the Company on March 30, 1998, (ii) $2,280 for the taxable portion of group life insurance and the Company's discretionary contribution to employee's 401(k) accounts, (iii) $2,682 for relocation costs reimbursed to the employee, and (iv) $9,000 for automobile costs reimbursed to the employee.

 (6) Mr. Harkness has served as Vice President of Finance and Chief Financial Officer of the Company since July 1998.

 (7) Represents the taxable portion of group life insurance paid by the Company and the Company's discretionary contribution to employee's 401(k) account.

 (8) Consists of an award of 10,000 shares of restricted stock valued at 167,500 on the date of grant.

 (9) Consists of the following payments made by the Company: (i) $87,500 signing bonus upon accepting a new position with the Company on July 9, 1998, and
     (ii) $1,624 for the taxable portion of group life insurance and the Company's discretionary contribution to employee's 401(k) account.

(10) Mr. Lima has served as Vice President of Worldwide Sales and Service of the Company since July 1998.

(11) Mr. Senaldi has served as Vice President of Marketing since August 1998.

(12) Consists of an award of 2,500 shares of restricted stock valued at $36,875 on the date of grant.

(13) Consists of the following payments made by the Company: (i) $30,000 signing bonus upon accepting a position with the Company on August 6, 1998, (ii) $1,622 for the taxable portion of group life insurance and the Company's discretionary contribution to employee's 401(k) accounts.

                             EMPLOYMENT AGREEMENTS

CHIEF EXECUTIVE OFFICER KEY EMPLOYEE AGREEMENT

     On March 11, 1998, Joseph D. Keegan, Ph.D., entered into a Key Employee Agreement with the Company that provided for the following:

     - Dr. Keegan was appointed as President and Chief Executive Officer, effective March 30, 1998 (the "Employment Date").

     - Dr. Keegan will be paid an annual base salary of $280,000.

     - Dr. Keegan will receive a one time "signing bonus" of $150,000. Such bonus is subject to repayment if Dr. Keegan terminates his employment with the Company within the first year of his employment.

     - Dr. Keegan is eligible to receive an annual performance bonus up to 50% of his base salary based on achievement of certain goals specified by the Board.

     - The Board will grant Dr. Keegan options to purchase 170,000 shares of the Company's Common Stock with an exercise price equal to the fair market value of the Common Stock on the Employment Date. The Options will vest over five years with 34,000 shares vesting on the first anniversary of the Employment Date and 8,500 shares vesting every June 30, September 30, December 30, and March 30 thereafter. Vesting ceases if Dr. Keegan's employment terminates at any time for any reason with the following exceptions: (a) Dr. Keegan is retained by the Company in a post-employment consulting position, as specified, thus providing for an additional year of vesting, or (b) if Dr. Keegan is demoted without cause, as defined in the agreement, within two years following certain defined transactions, then vesting of the remaining unvested options will accelerate such that Dr. Keegan will be fully vested with respect to the options to purchase 170,000 shares of the Company's Common Stock.

     - The Board will grant Dr. Keegan an aggregate of 30,000 shares of the Company's Common Stock subject to applicable securities laws restrictions, over two years. A total of 3,750 shares will be granted following the completion of each quarter of service with the Company as President and Chief Executive Officer on June 30, 1998 and 1999, September 30, 1998 and 1999, December 30, 1998 and 1999, and March 30, 1999 and 2000. Upon granting, each individual grant will be fully earned and vested. Granting of stock ceases if Dr. Keegan's employment terminates at any time for any reason with the following exception: if Dr. Keegan is demoted without cause, as defined in the agreement, within two years following certain defined transactions, then granting of the remaining ungranted shares will accelerate such that Dr. Keegan will be granted a total of 30,000 shares of the Company's Common Stock. The Company agrees to loan Dr. Keegan amounts required for the payment of tax obligations related to these share grants. As of December 31, 1994 $235,181 was outstanding under these loans.

     - In the event Dr. Keegan's employment is terminated by the Company without cause, as defined in the agreement, the Company shall provide Dr. Keegan with a one-year consulting agreement, as defined, and outplacement services.

CHIEF FINANCIAL OFFICER EMPLOYEE AGREEMENT

     On July 8, 1998, Timothy A. Harkness, entered into an Employee Agreement with the Company that provided for the following:

     - Mr. Harkness was appointed as Vice President of Finance and Chief Financial Officer, effective July 9, 1998 (the "Employment Date").

     - Mr. Harkness will be paid an annual base salary of $150,000. His salary will increase to $162,000 per year in 3 months and $175,000 per year in 6 months upon certain milestone achievements.

     - Mr. Harkness will receive a one time hiring bonus of $87,500.

     - Mr. Harkness is eligible to participate in the Company's bonus plan at 40% of his base salary prorated for employment tenure.

     - Mr. Harkness is eligible to receive options to purchase 75,000 shares of the Company's Common Stock. The options will vest over five years with 15,000 shares vesting on the first anniversary of the Employment Date and 3,750 shares vesting every quarter thereafter.

     - Mr. Harkness is eligible to receive an aggregate of 10,000 shares of the Company's Common Stock. A total of 1,250 shares will be granted following each quarter of service with the Company. Upon granting, each share will be fully earned and vested. If Mr. Harkness is terminated without cause within the first two years, then (i) the granting of shares will accelerate such that Mr. Harkness will receive 10,000 shares of the Company's Common Stock and (ii) Mr. Harkness will receive a one-time severance payment equal to the prior 6 months compensation. The Company agrees to loan Mr. Harkness amounts required for the payment of tax obligations related to these share grants. As of December 31, 1999 $61,806 was outstanding under these loans.

     - In the event of a change of control resulting in either termination or demotion, all of Mr. Harkness' stock options and shares will become fully vested on such date. In addition, Mr. Harkness would be granted a one-time severance payment equal to the last 12 months compensation.

VICE PRESIDENT EMPLOYMENT AGREEMENT

     On July 9, 1998, Tony M. Lima, Vice President of Worldwide Sales and Service, entered into an employment agreement with the Company that provided for the following:

     - Mr. Lima will be paid an annual base salary of $175,000.

     - Mr. Lima is eligible to participate in the Company's bonus plan at 40% of his base salary prorated from the time he has been employed, with a guaranteed minimum bonus of $30,000 under the plan for the 1998 plan year.

     - Mr. Lima is eligible to receive options to purchase 50,000 shares of the Company's Common Stock. The options will vest over five years with 10,000 shares vesting on each of the first and second anniversary of the employment date and 2,500 shares vesting quarterly following the second anniversary of the employment date.

VICE PRESIDENT EMPLOYMENT AGREEMENT

     On July 13, 1998, John S. Senaldi, Vice President of Worldwide Marketing, entered into an employment agreement with the Company that provided for the following:

     - Mr. Senaldi will be paid an annual base salary of $160,020. Mr. Senaldi will receive a one time signing bonus of $30,000.

     - Mr. Senaldi is eligible to participate in the Company's bonus plan at 40% of his base salary prorated from the time he has been employed, with a guaranteed minimum bonus of $30,000 under the plan for the 1998 plan year.

     - Mr. Senaldi will be eligible to receive options to purchase 46,000 shares of the Company's Common Stock. The options will vest over five years with 10,000 shares vesting on each of the first and second anniversary of the employment date and 2,500 shares vesting quarterly following the second anniversary of the employment date.

     - Mr. Senaldi will be eligible to receive an aggregate of 2,500 shares of the Company's Common Stock. The shares will be granted ratably and quarterly over a period of two years.

     - In the event of a Change of Control, all of Mr. Senaldi's stock options and shares will become fully vested at such date.

                       STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under its 1988 Stock Option Plan (the "1988 Plan") and 1995 Stock Option Plan (the "1995 Plan" and collectively with the 1988 Plan, the "Option Plans"). The 1988 Plan was terminated upon establishment of the 1995 Plan. As of February 29, 2000, options to purchase a total of 1,777,152 shares were outstanding under the Option Plans and options to purchase 513,715 shares remained available for grant under the 1995 Plan.

     The following tables show for the fiscal year ended December 31, 1999, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        OPTION GRANTS IN LAST FISCAL YEAR
                               ---------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                            PERCENTAGE OF                                 AT ASSUMED ANNUAL
                               NUMBER OF    TOTAL OPTIONS                               RATES OF STOCK PRICE
                               SECURITIES    GRANTED TO                                   APPRECIATION FOR
                               UNDERLYING   EMPLOYEES IN    EXERCISE                       OPTION TERM(3)
                                OPTIONS        FISCAL         PRICE     EXPIRATION   ---------------------------
            NAME                GRANTED        YEAR(1)      ($/SH)(2)      DATE          5%             10%
            ----               ----------   -------------   ---------   ----------   -----------   -------------
Joseph D. Keegan(4)..........    50,000         9.13%        $26.625    05/19/2009    $867,757      $2,170,303
Timothy A. Harkness(4).......    30,000         5.48%         26.625    05/19/2009     520,655       1,302,181
Tony M. Lima(4)..............    30,000         5.48%         26.625    05/19/2009     520,655       1,302,181
John S. Senaldi(4)...........    30,000         5.48%         26.625    05/19/2009     520,655       1,302,181
Robert J. Murray(4)..........    20,000         3.65%         26.625    05/19/2009     347,103         868,121
Gillian M.K. Humphries(4)....    25,000         4.57%         26.250    05/19/2009     433,879       1,085,151

---------------
(1) Based on 547,500 shares subject to options granted in 1999.

(2) The exercise price is equal to 100% of the fair market value of the Common Stock on the date of the Grant.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant as determined by the Board of Directors appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

(4) The options have a ten-year term, subject to earlier termination upon death, disability or termination of employment. Options vest at the rate of 25% per year.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                          NUMBER OF
                                                                         SECURITIES
                                                                         UNDERLYING        VALUE OF UNEXERCISED
                                                                     UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                                                                        AT FY-END(#)           AT FY-END($)
                               SHARES ACQUIRED                          EXERCISABLE/           EXERCISABLE/
            NAME               ON EXERCISE(#)    VALUE REALIZED($)      UNEXERCISABLE        UNEXERCISABLE(1)
            ----               ---------------   -----------------   -------------------   --------------------
Joseph D. Keegan.............        --                 --             59,500/160,500      1,956,063/4,901,438
Timothy A. Harkness..........        --                 --              18,750/86,250        660,938/2,744,063
Tony M. Lima.................        --                 --              10,000/70,000        343,750/2,136,250
John S. Senaldi..............        --                 --               9,200/66,800        347,300/2,150,450
Robert J. Murray.............        --                 --              46,999/30,000        2,214,389/944,063
Gillian M.K. Humphries.......        --                 --              39,733/34,600      1,857,962/1,010,163

---------------
(1) Represents the fair market value of the underlying shares on the last day of the fiscal year ($52.00 based on the closing sales price of the Common Stock as reported on the NASDAQ National Market) less the exercise price of the options multiplied by the number of shares underlying the option.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                  COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is comprised of Messrs. Anderson and Marion and Dr. Waitz, none of whom has been a permanent officer or employee of the Company. The Committee is responsible for establishing the Company's compensation for executive officers.

     The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. To meet these goals, the Committee has adopted a mix of the compensation elements of salary, bonus and stock options.

     Base Salary. The Committee meets at least annually to review and approve each executive officer's salary for the ensuing year. When reviewing base salaries, the Committee considers the following factors, in order of importance: competitive pay practices, individual performance against goals, levels of responsibility, breadth of knowledge and prior experience. To provide the Committee with more information for making compensation comparisons, the Company surveys a group of comparable companies with a capitalization similar to that of the Company.

     Bonus. The bonus program is a discretionary program for executive officers and other key employees of the Company. The Committee meets in the first quarter following the year of the awards to be made to determine the amount of the bonuses. The bonus award depends on the extent to which the Company and individual performance objectives are achieved. The Company's objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal of building stockholder value. For fiscal 1999, these goals were related to specific increases in revenue, operating income and earnings per share over the prior years.

     Stock Options. The Option Plans maintained by the Company have been established to provide employees of the Company with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. Initial grants of stock options are generally made to eligible employees upon commencement of employment, with additional grants being made to certain employees periodically or following a significant change in the job responsibilities, scope or title of such employment. Stock options under the Options Plans generally vest over a four or five-year period and expire ten years from the date of grant. The exercise price of such options is usually 100% of the fair market value of the underlying stock on the date of grant.

     Guidelines for the number of stock options for each participant under the Option Plans are generally determined by a formula established by the Committee whereby several factors are applied to the salary and performance level of each participant and then related to the approximate market price of the stock at the time of grant. In awarding stock options, the Committee considers individual performance, overall contribution to the Company, officer retention, the number of unvested stock options held by the officer and the total number of stock options to be awarded.

     Section 162(m) of the Internal Revenue Code of 1986 limits the Company to a deduction for federal income tax purposes of up to $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation." The Compensation Committee has determined that stock options granted under the Company's 1995 Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation" and any compensation recognized by a Named Executive Officer as a result of the grant of such a stock options is deductible by the Company.

     CEO Compensation. The Committee used the same procedures described above in setting the annual salary, bonus and stock option awards for the CEO. The grant of restricted stock to Dr. Keegan was arrived at through arms-length negotiations in connection with his initial hire as CEO. The CEO's salary is determined based on comparisons with companies with a capitalization similar to that of the Company.

     Summary. Through the plans described above, a significant portion of the Company's compensation program for its executive officers (including the CEO) is contingent upon the individual's and Company's performance, and realization of benefits by the CEO and the other executive officers is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation during any given annual period.

                                          COMPENSATION COMMITTEE

                                          David L. Anderson
                                          Andre F. Marion
                                          J. Allan Waitz, Ph.D.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, the Compensation Committee is comprised of three non-employee directors: Messrs. Anderson and Marion and Dr. Waitz. Mr. Marion served as an interim chief executive officer between October 1997 and March 1998. No member of the Compensation Committee is or was formerly a permanent officer or employee of the Company. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

                     PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows total stockholder return of an investment of $100 in cash on December 13, 1995 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Index and (iii) a peer group index comprised of all public companies using SIC Code 3826 (Laboratory Analytical Instruments) (the "Peer Group")(2). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG MOLECULAR DEVICES CORP.,
                   NASDAQ MARKET INDEX AND SIC CODE INDEX(3)

                                                    MOLECULAR DEVICES        ANALYTICAL INSTRUMENTS              NASDAQ
                                                    -----------------        ----------------------              ------
12/13/95                                                 100.00                      100.00                      100.00
12/29/95                                                  92.31                      108.68                       99.63
12/31/96                                                 136.81                      130.06                      123.81
12/31/97                                                 186.81                      154.29                      151.45
12/31/98                                                 191.21                      193.75                      213.61
12/31/99                                                 457.14                      313.47                      376.74

                   ASSUMED $100 INVESTED ON DECEMBER 13, 1995
                           ASSUMES DIVIDED REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 1999

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) Upon written request of a stockholder, the Company will provide a list of companies comprising the Peer Group.

(3) The cumulative total return on investment (change in year-end stock price plus reinvested dividends) for the Company, the Nasdaq Stock Index and the Peer Group, based on December 13, 1995 = 100. In accordance with the rules of the SEC, the returns of companies comprising the Peer Group are weighted according to their respective stock market capitalization at the beginning of each period for which a return is indicated.

                              CERTAIN TRANSACTIONS

     The Company has entered into employment agreements with certain of its executive officers. See "Employment Agreements."

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ JAMES C. KITCH

                                          James C. Kitch
                                          Secretary

April 26, 2000

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, MOLECULAR DEVICES CORPORATION, 1311 ORLEANS DRIVE, SUNNYVALE, CALIFORNIA 94089.

1467-PS-00

                                  DETACH HERE

                                     PROXY

                         MOLECULAR DEVICES CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2000

     The undersigned hereby appoints Joseph D. Keegan, Ph.D., and Timothy A. Harkness, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Molecular Devices Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Molecular Devices Corporation to be held at the Company's corporate headquarters, located at 1311 Orleans Drive, Sunnyvale, California 94089 on Thursday, May 25, 2000 at 10:30 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
-----------                                                          -----------

                                  DETACH HERE

     PLEASE MARK
[ ]  VOTES AS IN
     EXAMPLE.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW:

Proposal 1.  To elect directors to hold office until the next Annual Meeting of
             Stockholders and until their successors are elected.

NOMINEES:    Joseph D. Keegan, Ph.D., Moshe H. Alafi, David L. Anderson,
             A. Blaine Bowman, Paul Goddard, Ph.D., Andre F. Marion,
             Harden M. McConnell, Ph.D., J. Allan Waltz, Ph.D.

       FOR ALL NOMINEES     [ ]              [ ]       WITHHOLD
     LISTED ABOVE (EXCEPT                          AUTHORITY TO VOTE
       AS MARKED TO THE                            FOR ALL NOMINEES
           CONTRARY)                                 LISTED ABOVE

[ ]
   -----------------------------------------------------------------------------
   To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) above.


                          MANAGEMENT RECOMMENDS A VOTE
                                FOR PROPOSAL 2.

                                                           FOR  AGAINST  ABSTAIN
2.  To ratify the selection of Ernst & Young LLP as        [ ]    [ ]      [ ]
    independent auditors of the Company for its fiscal year ending December 31, 2000.

                                        Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorney-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                                        PLEASE VOTE, DATE AND PROMPTLY RETURN
                                        THIS PROXY IN THE ENCLOSED RETURN
                                        ENVELOPE WHICH IS POSTAGE PREPAID IF
                                        MAILED IN THE UNITED STATES.


Signature:                                             Date:
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Signature:                                             Date:
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